UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 2023 (January 6, 2023)

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(480) 909-1740
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Global Business Travel Group, Inc. (the “Company”) held its special meeting of stockholders on January 6, 2023 (the “Special Meeting”). The following proposal was submitted to the stockholders at the Special Meeting:

To approve a stock option exchange program for certain eligible employees, including certain of the Company’s executive officers, to exchange certain outstanding stock options for new restricted stock units.

The proposal is described in detail in the in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 15, 2022.

The number of shares of common stock entitled to vote at the Special Meeting was 462,202,024, consisting of 67,753,543 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 394,448,481 shares of the Company’s Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, the “common stock”). Each share of common stock was entitled to one vote per share.

The number of shares of common stock present or represented by valid proxy at the Special Meeting was 432,425,145. The proposal submitted to a vote of the Company’s stockholders at the Special Meeting was approved by the Company’s stockholders. The results of the voting included 422,660,040 votes for, 1,547,747 votes against and 8,217,358 votes abstained. There were no broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: January 9, 2023